SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2012

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On August 1, 2012, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending June 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: August 1, 2012	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 1, 2012.

Exhibit 99.1	Press Release dated August 1, 2012.

FOR RELEASE:	NEW HARTFORD, NY, August 1, 2012
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2012 SECOND QUARTER RESULTS

New Hartford, NY- August 1, 2012 -- PAR Technology Corporation (NYSE: PAR) today announced results for the second quarter ended June 30, 2012.  PAR reported revenues of $62.1 million and net loss from continuing operations of $511,000 or $0.03 loss per diluted share.  For the second quarter of 2011, PAR reported revenue of $56.4 million and net loss from continuing operations of $17.5 million or $1.17 loss per diluted share.  On an adjusted, non-GAAP basis, excluding the impact of non-recurring charges incurred during the period and reflecting the reclassification of continuing operations, PAR recorded net income of $1.3 million or $0.09 per diluted share for the second quarter of 2011.

Included in the current period net loss was a non-operating loss of $0.02 per share associated with the second quarter of 2012 sale of common stock received as consideration as part of the Company’s divestiture of its Logistics Management business in January.

Commenting on the second quarter, Paul B. Domorski, Chairman and Chief Executive Officer, stated, “I said on last quarter’s earnings conference call that the second quarter would be challenging due to the slowdown of our McDonalds business, and as we begin to ramp new deployments.  Despite this, hospitality revenue increased sequentially, as we recognized revenue from several ongoing deployments with other restaurant chains, which we expect to continue for the coming quarters.  We remain encouraged about PAR’s prospects.  Our two new cloud based products, ATRIO™ and EverServ SureCheck™, continue to draw increasing interest in the marketplace, and we are engaged in numerous discussions with large potential customers.  Our momentum in restaurants received a major boost with last week’s introduction of our new PAR EverServ® 7000 point-of-sale platform, for which early interest has been very encouraging.  The 7000 Series POS terminal has a sleek design, innovative technology featuring multi-touch capability, and delivers the rugged durability for which PAR is renowned.  Our Government business reported record revenues this past quarter driven by the Eagle Intel-X contract along with newly signed and additional add-on contracts with the U.S. Department of Defense.”

“In closing, PAR’s financial strength remains strong, as we have more than $17 million of cash and investments and very little debt.  While business in the second quarter was challenging, we believe we are in a good position to expand and improve our results in the second half of 2012.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has two operating segments:

•    PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. ParTech, Inc. offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR Springer-Miller Systems, Inc. offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR Springer-Miller Systems also provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

•    PAR’s Government segment is comprised of PAR Government Systems Corporation, which provides system solutions to Federal/State Government agencies, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. (Eastern) on August 1, 2012, during which the Company’s management will discuss the financial results for the second quarter of 2012.  If you would like to participate in this conference call, please dial 1-800-260-8140 approximately 10 minutes before the scheduled beginning and use the PAR passcode 26579296.  Individual and institutional investors also will have the opportunity to listen to the conference call live over the Internet.  Individual investors can listen by visiting PAR’s website at www.partech.com or by visiting CCBN’s individual investor center at www.companyboardroom.com or any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected site, StreetEvents (www.streetevents.com).  If you are unable to participate in the conference call, an automatic replay will be available until August 8, 2012 via www.companyboardroom.com or via telephone by dialing 1-888-286-8010 and using the passcode 96484302.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)
(unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$16,895	$7,742
Investments	250	-
Accounts receivable-net	31,336	30,680
Inventories-net	23,469	25,260
Deferred income taxes	9,907	10,240
Other current assets	3,138	3,088
Escrow receivable	1,147	-
Total current assets	86,142	77,010
Property, plant and equipment - net	6,119	5,259
Deferred income taxes	5,116	5,605
Goodwill	6,852	6,852
Intangible assets - net	16,444	15,888
Other assets	2,330	2,147
Assets of discontinued operations	-	3,182
Total Assets	$123,003	$115,943
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$599	$1,494
Accounts payable	19,000	15,773
Accrued salaries and benefits	6,392	7,002
Accrued expenses	2,211	2,609
Customer deposits	714	1,137
Deferred service revenue	14,912	10,412
Income taxes payable	93	138
Total current liabilities	43,921	38,565
Long-term debt	1,173	1,249
Other long-term liabilities	3,101	2,837
Liabilities of discontinued operations	101	925
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized;
17,050,102 and 16,863,868 shares issued;
15,342,818 and 15,156,584 outstanding	341	337
Capital in excess of par value	43,413	42,990
Retained earnings	37,017	35,073
Accumulated other comprehensive loss	(232)	(201)
Treasury stock, at cost, 1,707,284 and 1,707,284 shares	(5,832)	(5,832)
Total shareholders’ equity	74,707	72,367
Total Liabilities and Shareholders’ Equity	$123,003	$115,943

See accompanying notes to consolidated financial statements

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months		For the six months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Net revenues:
Product	$20,142	$22,743	$40,312	$44,453
Service	16,014	17,440	31,393	33,084
Contract	25,929	16,258	45,973	33,080
	62,085	56,441	117,678	110,617
Costs of sales:
Product	14,041	13,963	25,018	27,134
Service	11,473	20,285	22,038	30,992
Contract	24,584	15,336	43,567	31,145
	50,098	49,584	90,623	89,271
Gross margin	11,987	6,857	27,055	21,346
Operating expenses:
Selling, general and administrative	9,291	9,647	19,434	18,985
Research and development	3,089	3,322	6,638	7,065
Impairment of goodwill and intangible assets	-	20,843	-	20,843
Amortization of identifiable intangible assets	150	205	303	410
	12,530	34,017	26,375	47,303
Operating income (loss) from continuing operations	(543)	(27,160)	680	(25,957)
Other income (expense), net	(366)	(157)	207	(129)
Interest expense	(21)	(67)	(42)	(115)
Income (loss) from continuing operations before provision for income taxes	(930)	(27,384)	845	(26,201)
(Provision) benefit for income taxes	419	9,858	(321)	9,416
Income (loss) from continuing operations	(511)	(17,526)	524	(16,785)
Discontinued operations
Income (loss) on discontinued operations (net of tax)	(10)	(322)	1,420	(659)
Net income (loss)	$(521)	$(17,848)	$1,944	$(17,444)
Basic Earnings per Share:
Income (loss) from continuing operations	(.03)	(1.17)	.03	(1.12)
Income (loss) from discontinued operations	(.00)	(.02)	.09	(.04)
Net income (loss)	$(.03)	$(1.19)	$.13	$(1.17)
Diluted Earnings per Share:
Income (loss) from continuing operations	(.03)	(1.17)	.03	(1.12)
Income (loss) from discontinued operations	(.00)	(.02)	.09	(.04)
Net income (loss)	$(.03)	$(1.19)	$.13	$(1.17)
Weighted average shares outstanding
Basic	15,098	14,996	15,091	14,960
Diluted	15,098	14,996	15,163	14,960

See accompanying notes to consolidated financial statements

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

		For the three months ended June 30, 2011
	For the three months ended June 30, 2012	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$62,085	$56,441		$56,441

Costs of sales	50,098	49,584	7,732	41,852
Gross Margin	11,987	6,857	7,732	14,589

Operating Expenses
Selling, general and administrative	9,291	9,647	595	9,052
Research and development	3,089	3,322	-	3,322
Impairment of goodwill and intangible assets	-	20,843	20,843	-
Amortization of identifiable intangible assets	150	205	-	205
Total operating expenses	12,530	34,017	21,438	12,579

Operating income (loss) from continuing operations	(543)	(27,160)	29,170	2,010
Other income (expense), net	(366)	(157)	253	96
Interest expense	(21)	(67)	-	(67)
Income (loss) from continuing operations before provision for income taxes	(930)	(27,384)	29,423	2,039
(Provision)benefit for income taxes	419	9,858	(10,568)	(710)
Income (loss) from continuing operations	$(511)	$(17,526)	$18,855	$1,329
Income (loss) per diluted share from continuing operations	$(0.03)	$(1.17)		$.09

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

		For the six months ended June 30, 2011
	For the six months ended June 30, 2012	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$117,678	$110,617		$110,617
Costs of sales	90,623	89,271	7,732	81,539
Gross Margin	27,055	21,346	7,732	29,078

Operating Expenses
Selling, general and administrative	19,434	18,985	595	18,390
Research and development	6,638	7,065		7,065
Impairment of goodwill and intangible assets	-	20,843	20,843	-
Amortization of identifiable intangible assets	303	410		410
Total operating expenses	26,375	47,303	21,438	25,865

Operating income (loss) from continuing operations	680	(25,957)	29,170	3,213
Other income (expense), net	207	(129)	253	124
Interest expense	(42)	(115)		(115)
Income (loss) from continuing operations before provision for income taxes	845	(26,201)	29,423	3,222
(Provision)benefit for income taxes	(321)	9,416	(10,568)	(1,152)
Income (loss) from continuing operations	$524	$(16,785)	$18,855	$2,070
Income (loss) per diluted share from continuing operations	$0.03	$(1.12)		$.14

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

For the three and six months ended June 30, 2011, the Company recorded total charges of $29.4 million primarily related to an impairment of goodwill and intangible assets of $20.8 million.  Additionally, the Company recorded a charge of $7.7 million related to a non-recurring write-down of certain inventory associated with discontinued products, and charges of $0.9 million related to the consolidation of some of its facilities.  The aforementioned charges have been recorded net of tax benefit of $10.6 million and have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.